CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Bright Minds Biosciences Inc. (the "Company") of our report dated December 24, 2024 relating to the audited consolidated financial statements of the Company for the years ended September 30, 2024 and 2023, as included in the Annual Report on Form 20-F of the Company for the year ended September 30, 2024, as filed with the United States Securities Exchange Commission.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Yours truly,

/s/ De Visser Gray LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

August 25, 2025